UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2011
EMISPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-17758 (Commission File Number)	13-3306985 (I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey (Address of principal executive offices)	07927 (Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Emisphere Technologies, Inc. (the “Company”) announced on November 14, 2011 that it has been informed by Novartis Pharma AG ( “Novartis”) that Novartis has released the first interpretable results (“FIR”) from its three-year Phase III Study 2303 (“Study 2303”) assessing the safety and efficacy of oral calcitonin (SMC021) in the treatment of post-menopausal osteoporosis, conducted by its license partner, Nordic Bioscience A/S.
According to Novartis, the FIR review found that, while Study 2303 observed the desired biological effect, a statistically significant treatment effect for the increase in lumbar spine bone mineral density in the SMC021 treatment group relative to placebo, the study failed to demonstrate a statistically significant treatment effect between treatment groups on the reduction of the occurrence of new vertebral fractures at three years, the primary endpoint of the study. In addition, according to Novartis, no statistically significant response was observed on key secondary endpoints: e.g. new non-vertebral fractures or new clinical fractures. This preliminary analysis of data also showed that SMC021 displayed a positive safety profile.
A copy of the Company’s press release, dated November 14, 2011, announcing this information and certain other information, is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information contained herein, including Exhibit 99.1 filed herewith, is intended to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release of Emisphere Technologies, Inc. dated November 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
November 14, 2011	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Emisphere Technologies, Inc., dated November 14, 2011

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